EXHIBIT 32.1

CERTIFICATION OF

PRESIDENT AND CHIEF EXECUTIVE OFFICER

OF RANGE RESOURCES CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying report on Form 10-K for the period ending December 31, 2011 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey L. Ventura, President and Chief Executive Officer of Range Resources Corporation (the “Company”), hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JEFFREY L. VENTURA
Jeffrey L. Ventura President and Chief Executive Officer February 22, 2012